                                                                    Exhibit 10.2

                FIRST LEASE MODIFICATION AND EXTENSION AGREEMENT

            AGREEMENT made as of the 25th day of May, 2001 by and between
RECKSON OPERATING PARTNERSHIP, L.P., a Delaware limited partnership having an office at 225 Broadhollow Road, Melville, New York 11747 (hereinafter called
"Landlord"), and FALCONSTOR, INC., a Delaware corporation having an address at
125 Baylis Road, Melville, New York (hereinafter called "Tenant").

                                    RECITALS

            WHEREAS, Landlord and Tenant have entered into an Agreement of Lease dated as of July 2000 (the "Lease") for the lease of 6,721 square feet (the
"Original Premises") in the building located at 125 Baylis Road, Melville, New
York (the "Building"); and

            WHEREAS, Landlord and Tenant desire to amend the Lease to, among other things, include as part of the Demised Premises under the Lease as of the
Additional Premises Commencement Date (hereinafter defined), the premises shown on the rental plan annexed hereto and made a part hereof as Exhibit "1"
consisting of approximately 5,050 square feet (the "Additional Premises"), and to extend the term of the Lease with respect to the Original Premises.

            NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                                   Definitions

            1.1 The recitals are specifically incorporated into the body of this
Agreement and shall be binding upon the parties hereto.

            1.2 Unless expressly set forth to the contrary and except as modified by this Agreement, all capitalized or defined terms shall have the meanings ascribed to them in the Lease.

            1.3 Unless otherwise specifically set forth herein, the "Additional
Premises Commencement Date" as the term is used herein shall mean and refer to
June 1, 2001. If, on the Additional Premises Commencement Date, the Additional
Premises Work (as hereinafter defined) has not been "substantially completed",
(as defined in the Lease, including the provisions governing Tenant delays set forth therein (it being understood and agreed that, for the purposes of determining the Additional Premises Commencement Date, the references to the
"Demised Premises" or "Premises" and the "Rent Commencement Date" in Article 2
of the Lease shall be deemed to mean the "Additional Premises" and the
"Additional Premises Commencement Date", respectively), then the Additional
Premises Commencement Date shall be postponed until the date on which the
Additional Premises Work has been "substantially completed" and the term of the
Lease with respect to the Additional Premises and the Original Premises shall be extended so that the Expiration Date shall be six (6) years after the last day of the month in which the Additional Premises Commencement Date occurs.

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                                   ARTICLE II

                               Lease Modifications

            2.1 The Lease is hereby modified and amended as follows:

            2.1.1 Except as otherwise specifically set forth herein to the contrary, the term "Premises" or "Demised Premises" as used in the Lease shall mean the Original Premises and the Additional Premises effective as of the
Additional Premises Commencement Date.

            2.1.2 Space. Effective as of the Additional Premises Commencement
Date, Article 1 of the Lease is modified and amended as follows:

                         (i) "6,721" is hereby deleted and "11,771" is inserted
in lieu thereof.

                         (ii) Article 1 is modified to reflect that, except as
set forth to the contrary herein, the term "Tenant's Proportionate Share" as used in the Lease shall mean 11.93%.

            2.1.3 Term. (a) The term of the Lease with respect to the Additional
Premises shall commence on the Additional Premises Commencement Date and shall expire on the day immediately preceding the day which is six (6) years after (a)
the Additional Premises Commencement Date, if such date is the first day of a calendar month or (b) the first day of the first full calendar month following the Additional Premises Commencement Date, if such date is not the first day of a calendar month (the "Additional Premises Expiration Date").

            (b) The term of the Lease with respect to the Original Premises is hereby extended to and including the Additional Premises Expiration Date; it being the express intention of the parties that the term of the Lease with respect to the Original Premises and the term of the Lease with respect to the
Additional Premises shall be co-terminous. All references in the Lease

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or this Agreement to the term "Expiration Date" (unless specifically set forth to the contrary herein) shall mean and refer to the Additional Premises
Expiration Date.

            (c) An "Additional Premises Lease Year", as the term is used herein, shall be comprised of a period of twelve (12) consecutive months. The first
Additional Premises Lease Year shall commence on the Additional Premises
Commencement Date. However, notwithstanding the first sentence of this paragraph, if Additional Premises Commencement Date is not the first day of a month, then the first Additional Premises Lease Year shall include the period from the Additional Premises Commencement Date to the end of the then current month. Each succeeding Additional Premises Lease Year shall end on the anniversary date of the last day of the preceding Additional Premises Lease
Year. For example, if the Additional Premises Commencement date is June 1, 2001, the first Additional Premises Lease Year would begin on June 1, 2001, and end on
May 31, 2002, and each succeeding Additional Premises Lease Year would end on
May 31st. If, however, the Additional Premises Commencement Date is June 2,
2001, the first Additional Premises Lease Year would commence on June 2, 2001 and end on June 30, 2002, the second Additional Premises Lease Year would commence on July 1, 2002, and each succeeding Lease Year would commence on July
1st and end on June 30th.

            2.1.4 Rent. (a) With respect to the Original Premises, Tenant shall continue to pay Rent in accordance with Article 3 of the Lease from the date hereof to and including the date originally set forth in the Lease as the expiration date with respect to the Original Premises (the "Original Expiration
Date"). From the Original Expiration Date to and including August 31, 2006, Rent with respect to the Original Premises shall be payable in monthly installments of $13,922.60. From August 31, 2006 to and including the Additional Premises
Expiration Date,

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Rent with respect to the Original Premises shall be payable in equal monthly installments of $14,426.85.

            (b) With respect to the Additional Premises only, Tenant shall pay rent ("Additional Premises Rent"), in addition to the Rent payable with respect to the Original Premises, as follows:

                (i) for the first Additional Premises Lease Year, the Additional
Premises Rent shall be $134,212.12, payable $28,759.74 for the first month and
$9,586.58 for each of the second through twelfth months.

                (ii) for the second Additional Premises Lease Year, the
Additional Premises Rent shall be $119,135.52, payable in equal monthly installments of $9,927.96.

                (iii) for the third Additional Premises Lease Year, the
Additional Premises Rent shall be $123,396.00, payable in equal monthly installments of $10,283.00.

                (iv) for the fourth Additional Premises Lease Year, the
Additional Premises Rent shall be $127,826.88, payable in equal monthly installments of $10,652.24.

                (iv) for the fifth Additional Premises Lease Year, the
Additional Premises Rent shall be $132,434.88, payable in equal monthly installments of $11,036.24.

                (v) for the sixth Additional Premises Lease Year, the Additional
Premises Rent shall be $118,054.16, payable $11,435.61 for each of the first through tenth months and $1,849.03 for each of the eleventh and twelfth months.

            (c) Effective as of the Additional Premises Commencement Date,
except as otherwise set forth herein, all references to the term "Rent" in the
Lease shall refer to the Rent with respect to the original Premises and the
Additional Premises Rent combined.

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            2.1.5 Parking. Effective as of the Additional Premises Commencement
Date, the first sentence of Article 9 of the Lease is hereby modified by deleting "thirty-four (34)" and inserting "fifty-nine (59)" in lieu thereof and the second sentence of Article 9 is hereby modified by deleting "six (6)" and inserting "ten (10)" in lieu thereof.

            2.1.6 Directory. Effective as of the Additional Premises
Commencement Date, Article 10 of the Lease is hereby modified and amended by deleting "two (2)" and inserting "four (4)" in lieu thereof.

            2.1.7 Taxes. (a) With respect to the Original Premises, Tenant shall continue to pay Landlord, as additional rent during each Escalation Year, 6.81%
of the increases in Taxes levied against the Real Property above the Base Year
Taxes, in accordance with Article 11 of the Lease.

            (b) With respect to the Additional Premises:

                   (i) the term "Base Year Taxes" set forth in Article 11(A) of the Lease, as it relates to the Additional Premises only, shall be deemed to be the Taxes actually due and payable in the 2001/2002 tax year ("Additional
Premises Base Year Taxes").

                   (ii) as of the Additional Premises Commencement Date, Tenant
shall pay to Landlord as additional rent for each Escalation Year (in addition to the additional rent applicable to the Original Premises by reason of increases in Taxes), 5.12% of the increases in Taxes levied against the Real
Property above the Additional Premises Base Year Taxes in accordance with the provisions of Article 11 of the Lease as modified hereby (which amount shall be added to and shall be included in the definition of "Tenant's Tax Payment"
and/or "Tax Payment", as such terms are used in the Lease).

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            2.1.8 Landlord's Alterations. (a) With respect to the Original
Premises, Tenant hereby acknowledges and agrees that all work which was required to be performed by Landlord under the Lease has been performed, and that
Landlord shall not be required to perform any work, make any installations or incur any expense in order to prepare the Original Premises for Tenant's continued occupancy.

            (b) With respect to the Additional Premises only, Landlord shall, at its expense (unless otherwise noted on the Rental Plan annexed hereto as Exhibit
1, the preliminary plans and/or the construction drawings), perform the work and make the installations set forth on Exhibit 1 annexed hereto, in accordance with the specifications set forth in Schedule A annexed to the Lease ("Additional
Premises Work").

            2.1.9 Security Deposit. Supplementing Section 2.1.1 hereof, the Cash
Security Deposit provided for in Article 45 of the Lease shall serve as security for the full and faithful performance and observance by Tenant of all of the terms, conditions, covenants and agreements of the Lease and this Agreement with respect to the Additional Premises as well as the Original Premises.

            2.1.10 Renewal Option. The parties hereby acknowledge and agree that the renewal option contained in Article 46 of the Lease may only be exercised with respect to both the Original Premises and the Additional Premises.
Effective as of the Additional Premises Commencement Date, Article 46(C) is
hereby modified and amended by deleting "$167,071.20" and inserting
"$315,333.57" in lieu thereof.

            2.1.11 Expansion/Relocation Option. Effective as of the Additional
Premises Commencement Date, Article 48 is hereby modified and amended as follows:

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            (a) "13,500" is hereby deleted from the sixth sentence of Paragraph
(A) and "23,000" is inserted in lieu thereof; and

            (b) "$167,071.20" is hereby deleted from the third sentence of
Paragraph (B) and "$315,333.57" is inserted in lieu thereof.

            2.1.12 Schedule "C". Effective as of the Additional Premises
Commencement Date, Schedule "C" annexed to the Lease is hereby modified and amended, with respect to the Additional Premises only, by:

            (a) deleting "$2.35" in Paragraph 2 and inserting "$2.50" in lieu thereof;

            (b) deleting $.0024" in Paragraph 3(A) and inserting "$.003" in lieu thereof; and

            (c) deleting "$.59" in Paragraph 4 and inserting "$.63" in lieu thereof.

                                   ARTICLE III

                                     Broker

            3.1 Tenant represents that this Agreement was brought about by
Sutton & Edwards, Inc., as broker, and that all negotiations with respect to this Agreement were conducted exclusively with said broker. Tenant agrees that if any claim is made for commissions by any other broker through or on account of any acts of Tenant, Tenant will hold Landlord free and harmless from any and all liabilities and expenses in connection therewith, including Landlord's reasonable attorney's fees.

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                                   ARTICLE IV

                                  Ratification

            4.1 Tenant represents and warrants that the Lease is presently in full force and effect, that it knows of no event of default on the part of
Landlord and that the Tenant has no defense or right of offset in connection with Landlord's performance under the Lease to this date.

            4.2 The parties hereby ratify and confirm all of the terms, covenants and conditions of the Lease, except to the extent that those terms, covenants and conditions are amended, modified or varied by this Agreement. If there is a conflict between the provisions of the Lease, and the provisions of this Agreement, the provisions of this Agreement shall control.

            4.3 This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and/or assigns.

            IN WITNESS WHEREOF, the parties have executed this First Lease
Modification and Extension Agreement as of the day and year first above written.

                                RECKSON OPERATING PARTNERSHIP, L.P.
                                BY: Reckson Associates Realty Corp. its general
                                    partner

                                By:_______________________________________

                                FALCONSTOR, INC.

                                By:_______________________________________

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                                   EXHIBIT "l"

                                   Rental Plan

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